                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              HOST FUNDING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          HOST FUNDING, INC.
                     6116 N. CENTRAL EXPRESSWAY
                              SUITE 1313
                          DALLAS, TEXAS 75206

                      --------------------------

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD MAY 21, 1997

                      --------------------------

                                                                 April 29, 1997

To the Stockholders of
     HOST FUNDING, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Host Funding, Inc., a Maryland corporation, will be held in the Skyline Room on the 21st Floor of the Doubletree Hotel at 8250 N. Central Expressway, Dallas, Texas 75206 on Thursday, May 21, 1997 at 10:00 a.m. Dallas time for the following purposes:

     1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2.   To consider and approve the Host Funding, Inc. 1997 Incentive Plan.

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON APRIL 27,
     1997, AS THE RECORD DATE FOR THE DETERMINATION OF STOCKHOLDERS ENTITLED
     TO NOTICE OF, AND TO VOTE AT, THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, BUT WISH
     YOUR SHARES TO BE VOTED, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.


                                       By Order of the Board of Directors


                                       Bona K. Allen
                                       Secretary

                               HOST FUNDING, INC.
                           6116 N. CENTRAL EXPRESSWAY
                                   SUITE 1313
                              DALLAS, TEXAS  75206

                          -----------------------------

                                 PROXY STATEMENT

     This Proxy Statement and accompanying Proxy Card are being furnished by the Board of Directors of Host Funding, Inc., a Maryland corporation (the "Corporation"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held in the Skyline Room on the 21st Floor of the Doubletree Hotel, Campbell Centre, 8250 N. Central Expressway, Dallas, Texas 75206 on Thursday, May 21, 1997 at 10:00 a.m. Dallas time and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement with the accompanying Proxy Card is first being mailed to holders of the Corporation's Class A Common Stock, $0.01 par value, and Class B Common Stock, $0.01 par value, (collectively, the "Common Stock"), on or about April 30, 1997.

     The purpose and business of the meeting is:

     1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected;

     2.   To consider and approve the Host Funding, Inc. 1997 Incentive Plan;
          and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only stockholders of record of the Common Stock at the close of business on April 27, 1997, will be entitled to vote at the Annual Meeting. As of the close of business on such date, there were outstanding and entitled to vote 1,374,049 shares of Common Stock. Each share of Common Stock is entitled to one vote. The presence in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares held by persons who abstain from voting on a proposal will be counted in determining whether a quorum is present, but will not be counted as voting either for or against such proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares voting at the meeting is necessary for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock is necessary for the approval of the Host Funding, Inc. 1997 Incentive Plan. An automated system administered by the Corporation's transfer agent will tabulate the votes.

     Where a specific designation is given in the Proxy with respect to the vote on the directors and Proposal 2, the Proxy will be voted in accordance with such designation. If no such designation is made, the Proxy will be voted FOR the nominees for directors named in this Proxy Statement and in favor of Proposal 2. Any stockholder giving a Proxy may revoke it at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Corporation a written notice of revocation or duly executed Proxy bearing a later date or by appearing at the Annual Meeting and revoking his or her Proxy and voting in person.


                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors are elected. Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted FOR the nominees named. If for any reason any such nominee is not available for election, such proxies will be voted in favor of the remaining named nominees and may be voted for substitute nominees in place of those who are not candidates. Management, however, has no reason to expect that any of the nominees will be unavailable for election. All nominees have agreed to serve if elected.

     The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than three and no more than fifteen members and that vacancies on the Board of Directors and newly-created directorships may be filled by a majority vote of the entire Board of Directors at any meeting. To be elected a director, each nominee must receive a plurality of all votes cast at the meeting for the election of directors.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH
                OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

     All nominees for director have served as directors since November 28, 1995. The following information has been furnished to the Corporation by the nominees for director and by the non-director executive officers:

MICHAEL S. MCNULTY

     Michael S. McNulty, 49, is President and Chief Operating Officer of the Corporation and has extensive experience in real estate. In 1973, he received his J.D. from Southern Methodist University. From 1977 to 1985, Mr. McNulty was employed by the real estate development corporation of a multi-national family with business interests in various countries. During that period, Mr. McNulty was responsible for developing partnerships for investments in over thirty real estate projects with gross investments exceeding $200,000,000. Prior to election in September 1995 as President of the Corporation, Mr. McNulty owned his own private financial consulting firm. Mr. McNulty is President and Director of a controlling venturer in a Napa Valley based winery. In addition, Mr. McNulty has served from 1992 to the present as Trustee for Wilma, Inc., the United States holding company of a Dutch owned real estate group.

GUY E. HATFIELD

     Guy E. Hatfield, 63, has been President of All American Group, Inc., a Delaware corporation, since 1989. Mr. Hatfield earned a Bachelor of Science degree from Bradley University in 1955 and a Juris Doctorate from the University of San Diego in 1962. From 1984 to 1989, Mr. Hatfield was Chairman of the Board and Chief Executive Officer of Motels of America, Inc., a corporation which built and managed 107 Super 8 motels and had gross annual sales of $80,000,000. Currently, Mr. Hatfield is President of Hatfield Inns, Inc., a corporation which owns and manages five motels which have annual sales of $2,600,000.

DON W. COCKROFT

     Don W. Cockroft, 57, joined United Inns, Inc. in the early 1960's where he occupied a variety of positions over a period of 25 years. Eventually, he became Chairman of the Board and President of United Inns, Inc. He resigned from these positions upon the recent purchase of United Inns, Inc. by Hampstead, Ltd. United Inns, Inc. was traded on the New York Stock Exchange and in 1994 achieved the New York Stock Exchange's largest percentage gain. Mr. Cockroft's duties with United Inns, Inc. included asset development, acquisitions, dispositions, and debt restructure. United Inns, Inc. was the initial franchisee of Holiday Inns and also opened the initial Hampton Inns in Jackson, Mississippi and Atlanta, Georgia.

WILLIAM M. BIRDSALL

     William M. Birdsall, 48, is Chairman of the Board and Chief Executive Officer of the Corporation. He also serves as President of Birdsall & Corporation, a real estate investment and finance firm located in Durango, Colorado. Before starting Birdsall & Corporation in 1993, Mr. Birdsall was Chairman and CEO of the Price REIT, a public corporation which he co-founded and took public in 1991 in the form of a Real Estate Investment Trust trading
on NASDAQ.   Mr. Birdsall has been involved with real estate development since 1978. He was Chief Operating Officer of Estes Properties, Inc., where he was responsible for operations of the Lowes Ventana Canyon Resort and Golf Club in Tucson, Arizona, a 2,000-acre planned community and resort hotel. From 1982 through 1987 he was Senior Vice President of Real Estate for Ramada, Inc., the international hotel chain. He now serves on the Scripps Memorial Hospitals Foundation Board and is a member of the Young Presidents Organization, Arizona Bar Association, Urban Land Institute, and International Council of Shopping Centers. Mr. Birdsall was elected Chairman of the Board and Chief Executive Officer of the Corporation effective February 1, 1997.

CHARLES R. DUNN

     Charles R. Dunn, 51, is founder and Chief Executive Officer of Hospitality Concepts, established in July of 1988. Hospitality Concepts provides accounting and consulting services to the lodging and restaurant industry in the Southwestern United States. Clients are located in California, Nevada, Arizona, New Mexico, and Texas. Services range from financial statement production, budgeting and related planning, to system design and consulting. Prior to July 1988, Mr. Dunn was Controller for the San Diego Princess Hotel, a 450 room, full-service convention facility and resort located in San Diego, California. Mr. Dunn graduated from Washington State University with a B.A. degree in Hotel Administration.

     OTHER EXECUTIVE OFFICERS OF THE CORPORATION

BONA K. ALLEN

     Bona K. Allen, 36, is the Chief Financial Officer and Secretary of the Corporation, and has been involved in financial aspects of real estate investment, development, management, and construction since graduating from Birmingham-Southern College in 1982. Prior to appointment to the Corporation, Mr. Allen served as the financial executive with The Myrick Company (Atlanta, Georgia) and as a financial consultant from 1994 through 1996. From 1986 to 1994, Mr. Allen was employed by Wilma South Management Corporation (and affiliates), the United States holding company of a Dutch owned real estate group. Mr. Allen served in several positions with increasing responsibility and was named Vice President/Chief Financial Officer in 1991. He was responsible for the financial operations of the Company at the time Wilma owned or controlled assets with a cost totaling in excess of $500 million located in the Southwest, Southeast and Southern California regions of the United States. Mr. Allen is a member of the American Institute of Certified Accountants, the Georgia Society of Certified Public Accountants, and the Alabama Society of Certified Public Accountants. Mr. Allen was elected Chief Financial Officer of the Corporation effective February 1, 1997.

                  OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

     The Corporation does not have a nominating committee. Nominations for directors and officers are considered by the entire Board of Directors.
There were four meetings of the Board of Directors during 1996. All directors attended at least seventy-five percent of all meetings of the Board.

     The Corporation's Board of Directors has established Audit, Executive and Compensation Committees. The Executive Committee was established in August 1996 and the Audit and Compensation Committees were established in March 1997. The Corporation did not become a public corporation until April 1996 and the Audit, Executive and Compensation Committees held no meetings in 1996. The principal duties and current membership of the three standing committees are as follows:

     AUDIT COMMITTEE: Recommends to the Board of Directors the appointment of independent auditors; reviews annual financial reports to stockholders prior to their publication; reviews with the independent public accountants the plans and results of the audit engagement; approves professional services provided by the independent public accountants; reviews the independence of the independent public accountants; considers the range of audit and non-audit fees; and reviews the adequacy of the Corporation's internal accounting controller. Membership of the Audit Committee is comprised of two non-employee independent directors and the Chairman of the Board. The members of the Audit Committee are Don W. Cockroft, Charles R. Dunn and William M. Birdsall.

     EXECUTIVE COMMITTEE: Except as restricted by applicable law, the Executive Committee has all the powers of the Board of Directors between meetings of the Board. Membership of the Executive Committee is comprised of three directors. The members of the Executive Committee are William M. Birdsall, Michael S. McNulty and Guy E. Hatfield.

     COMPENSATION COMMITTEE: The duties of the Compensation Committee include providing a general review of the Corporation's compensation and benefit plans to insure that they meet the Corporation's objectives. In addition, the Compensation Committee has the sole authority to administer and grant awards under the 1997 Incentive Plan approved by the Board of Directors of the Corporation and being submitted for approval by the stockholders. Membership of the Compensation Committee is comprised of three directors, two of whom are non-employee independent directors. The members of the Compensation Committee are Don W. Cockroft, Charles R. Dunn and Guy E. Hatfield.

                             COMPENSATION OF DIRECTORS

     Each Director receives a director's fee of $1,500 for each Board meeting the Director attends. The Corporation has not paid and does anticipate paying directors for service on Committees. In addition, the directors will be entitled to participate in the Host Funding, Inc. 1997 Incentive Plan.

                               EXECUTIVE COMPENSATION

     The following table sets forth for the years presented, the compensation paid to the President and Chief Executive Officer of the Corporation who was the only compensated executive officer of the Corporation serving during 1996.

                         SUMMARY COMPENSATION TABLE (1)(2)

-----------------------------------------------------------------------------
Name and                                          Other Annual    All Other
Principal Position   Year  Salary ($)  Bonus ($)  Compensation  Compensation
-----------------------------------------------------------------------------
Michael S. McNulty,  1996   $60,000       --            --            --
President
-----------------------------------------------------------------------------

(1) Mr. McNulty received a salary of $60,000 from HMR Capital, LLC, the parent company of Host Funding Advisors, Inc. which served as the external advisor of the Corporation for fiscal year 1996.

(2) Mr. McNulty received 1,286 shares of the Class A Common Stock of the Corporation relating to the acquisition of the Sleep Inn Hotel properties by the Corporation in September 1996. See "Certain Transactions."

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION ARRANGEMENTS

WILLIAM M. BIRDSALL

     The Corporation's employment agreement with Mr. Birdsall dated February 1, 1997, provides for an initial three-year term through January 31, 2000, and is automatically renewed for a period of one year on each anniversary date of February 1 ("Anniversary Date") unless terminated for any reason by written notice from either party given to the other at least one hundred twenty (120) days prior to the next Anniversary Date or unless otherwise terminated pursuant to the terms of the agreement. The agreement vests Mr. Birdsall with full authority as Chairman of the Board and Chief Executive Officer of the Corporation and provides for an annual base salary of $108,000; subject to an annual increase to (i) $150,000 if the assets of the Corporation exceed $150,000,000 and (ii) $250,000 if the assets of the Corporation exceed $250,000,000. The agreement also provides for payment of a performance bonus calculated pursuant to a formula based on the financial results achieved by the Corporation during any fiscal year. The performance bonus is payable on or before five (5) days after the filing of the Corporation's Annual Report on Form 10-K with respect to such fiscal year. In addition, the agreement provides for participation by Mr. Birdsall, subject to the discretion of the Compensation Committee, in any incentive compensation or other benefit plans established by the Company, including, the 1997 Plan being submitted to the shareholders for approval. The agreement entitles Mr. Birdsall to (i) reimbursement of reasonable out of pocket expenses incurred in connection with the performance of his duties for the Corporation, (ii) three (3) weeks of paid vacation; and (iii) health insurance benefits. In the event of termination of Mr. Birdsall due to the dissolution or liquidation of the Corporation, the agreement entitles Mr. Birdsall to nine (9) months severance pay based upon the base salary then in effect. Upon death, the agreement entitles Mr. Birdsall's estate to receive his accrued base salary and any earned bonuses plus a one-time payment of $10,000. Upon termination of Mr. Birdsall for disability (defined as inability to perform his duties for 80% or more of the normal working days for a 180 day period), Mr. Birdsall is entitled to his base salary then in effect less any disability payments paid to Mr. Birdsall by applicable disability insurance. If any successor employer assumes the agreement, either expressly, or by operation of law, and subsequently terminates Mr. Birdsall without cause and within twenty-four (24) months after the date of such assumption (the "Assumption Date"), Mr. Birdsall is entitled to severance compensation in an amount equal to the product of the base salary then in effect under the agreement multiplied by the difference between twenty-four (24) months less the number of months after the Assumption Date during which Mr. Birdsall remains employed by the successor employer.

MICHAEL S. MCNULTY

     The Corporation's employment agreement with Mr. McNulty dated February 1, 1997, provides for an initial three-year term through January 31, 2000, and is automatically renewed for a period of one year on each anniversary date of February 1 ("Anniversary Date") unless terminated for any reason by written notice from either party given to the other at least one hundred twenty (120) days prior to the next Anniversary Date or unless otherwise terminated pursuant to the terms of the agreement. The agreement vests Mr. McNulty with full authority as President and Chief Operating Officer of the Corporation and provides for an annual base salary of $108,000; subject to an annual increase to (i) $150,000 if the assets of the Corporation exceed $150,000,000 and (ii) $250,000 if the assets of the Corporation exceed $250,000,000. The agreement also provides for payment of a performance bonus calculated pursuant to a formula based on the financial results achieved by the Corporation during any fiscal year. The performance bonus is payable on or before five (5) days after the filing of the Corporation's Annual Report on Form 10-K with respect to such fiscal year. In addition, the agreement provides for participation by Mr. McNulty, subject to the discretion of the Compensation Committee, in any incentive compensation or other benefit plans established by the Company, including, the 1997 Plan being submitted to the shareholders for approval.
The agreement entitles Mr. McNulty to (i) reimbursement of reasonable out of pocket expenses incurred in connection with the performance of his duties for the Corporation and (ii) three (3) weeks of paid vacation. In the event of termination of Mr. McNulty due to the dissolution or liquidation of the Corporation, the agreement entitles Mr. McNulty to nine (9) months severance pay based upon the base salary then in effect. Upon death, the agreement entitles Mr. McNulty's estate to receive his accrued base salary and any earned bonuses plus a one-time payment of $10,000. Upon termination of Mr. McNulty for disability (defined as inability to perform his duties for 80% or more of the normal working days for a 180 day period), Mr. McNulty is entitled to his base salary then in effect less any disability payments paid to Mr. McNulty by applicable disability insurance. If any successor employer assumes the agreement, either expressly, or by operation of law, and subsequently terminates Mr. McNulty without cause and within twenty-four (24) months after the date of such assumption (the "Assumption Date"), Mr. McNulty is entitled to severance compensation in an amount equal to the product of the base salary then in effect under the agreement multiplied by the difference between twenty-four (24) months less the number of months after the Assumption Date during which Mr. McNulty remains employed by the successor employer.

BONA K. ALLEN

     The Corporation's employment agreement with Mr. Allen dated February 1, 1997, provides for an initial three-year term through January 31, 2000, and is automatically renewed for a period of one year on each anniversary date of February 1 ("Anniversary Date") unless terminated for any reason by written notice from either party given to the other at least one hundred twenty (120) days prior to the next Anniversary Date or unless otherwise terminated pursuant to the terms of the agreement. The agreement vests Mr. Allen with full authority as Chief Financial Officer of the Corporation and provides for an annual base salary of $75,000; subject to an annual increase to (i) $112,500 if the assets of the Corporation exceed $150,000,000 and (ii) $150,000 if the assets of the Corporation exceed $250,000,000. The agreement also provides for payment of a performance bonus calculated pursuant to a formula based on the financial results achieved by the Corporation during any fiscal year. The performance bonus is payable on or before five (5) days after the filing of the Corporation's Annual Report on Form 10-K with respect to such fiscal year. In addition, the agreement provides for participation by Mr. Allen, subject to the discretion of the Compensation Committee, in any incentive compensation or other benefit plans established by the Company, including, the 1997 Plan being submitted to the shareholders for approval.
The agreement entitles Mr. Allen to (i) reimbursement of reasonable out of pocket expenses incurred in connection with the performance of his duties for the Corporation, (ii) three (3) weeks of paid vacation; and (iii) health insurance benefits. In the event of termination of Mr. Allen due to the dissolution or liquidation of the Corporation, the agreement entitles Mr. Allen to nine (9) months severance pay based upon the base salary then in effect. Upon death, the agreement entitles Mr. Allen's estate to receive his accrued base salary and any earned bonuses plus a one-time payment of $10,000. Upon termination of Mr. Allen for disability (defined as inability to perform his duties for 80% or more of the normal working days for a 180 day period), Mr. Allen is entitled to his base salary then in effect less any disability payments paid to Mr. Allen by applicable disability insurance. If any successor employer assumes the agreement, either expressly, or by operation of law, and subsequently terminates Mr. Allen without cause and within twenty-four (24) months after the date of such assumption (the "Assumption Date"), Mr. Allen is entitled to severance compensation in an amount equal to the product of the base salary then in effect under the agreement multiplied by the difference between twenty-four (24) months less the number of months after the Assumption Date during which Mr. Allen remains employed by the successor employer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the period April 22, 1996 (the date the Corporation's Common Stock became publicly traded) to December 31, 1996, the Corporation did not have a Compensation Committee. Michel S. McNulty, President and Chief Executive Officer of the Corporation, was indirectly compensated for his services to the Corporation through HMR Capital, LLC, the parent company of Host Funding Advisors, Inc., which acted as the external advisement company of the Corporation. The Corporation had no other paid employees for the fiscal year ended December 31, 1996. The compensation arrangement of Mr. McNulty was approved and reviewed by the entire Board of Directors of the Corporation with Mr. McNulty abstaining from the vote.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's officers and directors, and persons who own more than 10 percent of a registered class of the Corporation's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Forms 3, 4 or 5 were required for those persons, the Corporation believes that, from April 22, 1996 (the date the Corporation's Common Stock became publicly traded) to December 31 ,1996, all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were timely met.

                      REPORT ON EXECUTIVE COMPENSATION

     The entire Board of Directors was responsible for developing the Corporation's executive compensation policies and administrating compensation plans during 1996, which included only one executive officer, Michael S. McNulty, President and Chief Executive Officer. For the fiscal year 1997, the Corporation's Compensation Committee will be responsible for determining on an annual basis the compensation to be paid to the executive officers of the Corporation, including the grant of awards under the 1997 Incentive Plan.

     The objectives of the Corporation's executive compensation program to be implemented by the Compensation Committee are:

     -   Support the achievement of desired Corporation performance.

     - Provide compensation that will attract and retain superior talent and reward performance.

      - Ensure that there is appropriate linkage between executive compensation and the enhancement of stockholder value.

The executive compensation program is also designed to provide an overall level of compensation opportunity that is competitive with companies of comparable size, capitalization and complexity. Actual compensation levels, however, may be greater or less than average competitive levels based upon annual and long-term Corporation performance and specific issues peculiar to the Corporation, as well as individual performance.
Executive compensation is not necessarily determined by specific relationship to objective criteria or benchmarks of corporate performance. For the fiscal year 1997, the Compensation Committee will use its discretion to set executive compensation at levels warranted in its judgment by corporate and individual performance.

                                            Members of the Board of Directors

                                                William M. Birdsall, Chairman
                                                Michael S. McNulty, President
                                                              Guy E. Hatfield
                                                              Charles R. Dunn
                                                              Don W. Cockroft

                             CORPORATE PERFORMANCE

     The following graph compares the change in the Corporation's shareholder return on the Common Stock for the period April 22, 1996 (the date the Corporation's Common Stock became publicly-traded) through December 31, 1996, with the changes in the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trust Equity Index (the "NAREIT Equity Index") for the same period, assuming a base investment of $100 in the Common Stock in each index for comparative purposes. Total return equals change in stock price plus dividends paid, and assumes that all dividends are reinvested. During the period presented, the Common Stock was traded on the American Stock Exchange under the symbol "HFD". The NAREIT Equity Index is published monthly by the National Association of Real Estate Investment Trusts, Inc. ("NARIET") in its publication, REITWATCH. The index is available to the public upon request to NARIET.

                        4/22/96     6/30/96     9/30/96    12/31/96

HFD Stock              $  100.00   $   85.00   $   83.46   $   79.32
S & P                  $  100.00   $  103.55   $  106.12   $  114.41
NAREIT Equity Index    $  100.00   $  103.35   $  111.28   $  132.26


     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

     There can be no assurance that the Corporation's share performance will continue into the future with the same or similar trends depicted in the graph above. The Corporation will not make or endorse any predictions as to future share performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 27, 1997, the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "Commission"), of the Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") held by: (i) each person or group of persons known to the Corporation to beneficially own more than five percent of the outstanding shares of common stock; (ii) each director of the Corporation; (iii) each current executive officer of the Corporation named in the preceding Summary

Compensation Table; and (iv) all directors and executive officers as a group. The number of shares and percentage ownership of Common Stock for each person assumes that shares of Class A Common Stock issuable upon exercise of stock warrants to such person (exclusive of others) exercisable within (60) days from April 27, 1997 are outstanding. Said information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.


     NAME  OF               AMOUNT AND NATURE OF           PERCENT
BENEFICIAL OWNER (1)       BENEFICIAL OWNERSHIP (2)      OF CLASS (3)
--------------------       ------------------------      ------------
Guy E. Hatfield                    691,786 (4)              50.3%

Ian Gardner-Smith                  116,375 (5)               7.9%

Mark Grosvenor                      89,818 (5)               6.4%

Michael S. McNulty                  26,491 (5)(6)            1.0%

William M. Birdsall                 10,000                    *

Don W. Cockroft                     10,000                    *

Charles R. Dunn                     10,000                    *

All Directors and Officers
of  the Corporation as a
Group (six persons,
including those named above)       748,277                  53.1%

------------------------------
*Less than one percent.
------------------------------

     (1) The addresses of the more than five percent holders listed in the table are as follows: Ian Gardner-Smith, 1025 Prospect Street, Suite 350, La Jolla, California 92037; and Mark Grosvenor, 3145 Sports Arena Boulevard, San Diego, California 92110.

     (2) A person is considered to "beneficially own" the shares over which such person holds or shares voting power or investment power or over which such person can acquire such power within 60 days (for example, through the exercise of stock options, stock warrants or conversion of securities). Except as otherwise noted, each director and officer has sole voting and investment power with respect to the shares of Common Stock of the Corporation.

     (3) Percent of the Class A Common Stock of the Corporation which is the only class of publicly traded stock. Mr. Hatfield owns 100% of the issued and outstanding Class B Common Stock of the Corporation for which there is no public market. Effective January 31, 1997, Mr. Hatfield converted his ownership of 140,000 shares of the Class C Common Stock of the Corporation for Class A Common Stock. No shares of Class C Common Stock remain issued and outstanding. See "Certain Transactions."

     (4) Includes 140,000 shares of Class B Common Stock which represents all of the issued and outstanding shares of such class. Also includes with respect to Class A Common Stock: 1,106 shares held in an Individual Retirement Account with Sunwest Federal Credit Union for the benefit of Mr. Hatfield's wife, Dorothy Hatfield; 255 shares held in an Individual Retirement Account with Sunwest Federal Credit Union for the benefit of Mr. Hatfield; 330,425 shares held in trust by Mr. Hatfield, as trustee, for the benefit of Mr. Hatfield and his wife; 60,000 shares held by All American Group, Inc., of which Mr. Hatfield serves as President; and 50,000 shares held in the name of Mr. Hatfield's daughter, Julie E. King, for which Mr. Hatfield may be deemed beneficial owner.

     (5) Includes shares of Class A Common Stock which may be acquired within 60 days of April 27, 1997 pursuant to the exercise of stock warrants as follows: Ian Gardner-Smith 102,908 shares; Donegal Partners, Ltd., a family limited partnership of which Mr. McNulty acts as General Partner, 11,959 shares; and Mark Grosvenor 30,083 shares. Also includes 11,960 shares issuable to Blacor, Inc., of which Mr. McNulty is President, and of which, Mr. McNulty disclaims beneficial ownership.

     (6) Includes 600 shares of Class A Common Stock owned by Donegal Partners, Ltd., a family partnership of which Mr. McNulty acts as General Partner, and 1,286 shares of Class A Common Stock owned by Blacor, Inc.
     of which Mr. McNulty serves as President. Mr. McNulty disclaims beneficial ownership of Common Stock held by Blacor, Inc.

                   PROPOSAL TO APPROVE THE HOST FUNDING, INC.
                               1997 INCENTIVE PLAN
                                  (PROPOSAL 2)


GENERAL

     On March 13, 1997, the Board of Directors of the Corporation adopted the Host Funding, Inc. 1997 Incentive Plan (the "1997 Plan"), which became effective on the date of adoption by the Board of Directors, subject to shareholder approval. The purpose of the 1997 Plan is to assist the Corporation and its subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Corporation and its subsidiaries and to associate their interests with those of the Corporation and its stockholders.

     Shareholder approval of the 1997 Plan is necessary for qualification of the 1997 Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The description of the 1997 Plan contained herein is a summary of its principal terms and provisions and is qualified in its entirety by reference to the 1997 Plan which is attached hereto as EXHIBIT A.

GRANT, TERM AND RESTRICTIONS ON AWARDS

     The 1997 Plan is an arrangement under which certain individuals may be granted awards ("Awards") for incentive stock options, non-statutory stock options, stock awards, performance shares and incentive awards. Awards granted under the 1997 Plan may include incentive stock options, which are qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options, which are not qualified under
Section 422 of the Code, restricted stock issued in connection with stock awards or performance shares, or cash incentives. Restricted Stock is common stock that may not be disposed of or encumbered in any way until the periods of restriction on the stock have elapsed.

     Each Award will be granted under an agreement (the "Agreement") between the Corporation and the individual receiving the Award. The Agreement will specify the exercise periods of options and the restriction periods and conditions of issuance of restricted stock. The rights under the Agreement are not transferable by the individual except under the laws of descent and distribution or to permitted family members under the 1997 Plan. During the lifetime of the individual receiving an Award, Awards are exercisable only by him or his legal representative or in the case of options or restricted stock transferred to a permitted family member under the 1997 Plan by such family member.

ADMINISTRATION OF THE 1997 PLAN

     THE 1997 Plan is administered by the Compensation Committee of the Corporation which is comprised of three directors at least two of whom are non-employee directors within the meaning of Securities and Exchange Commission Rule 16b-3 (the "Committee"). The Committee is authorized to designate recipients of Awards granted under the 1997 Plan, to interpret and construe the provisions of the 1997 Plan and any Awards granted thereunder, and to do all things necessary or appropriate to administer the 1997 Plan in accordance with its terms.

AWARDS

     The 1997 Plan provides for the discretionary granting to eligible recipients as described below of (i) incentive stock options; (ii) non-statutory stock options; and (iii) stock awards, performance shares and incentive awards.

     OPTIONS

     The 1997 Plan permits the grant of both options qualifying under Section 422 of the Code ("incentive stock options") and options not so qualifying. The price per share for Common Stock purchased on the exercise of an option issued under the 1997 Plan is determined by the Committee on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any option shall not be less than the fair market value of such share on the date of grant or, with respect to options granted in connection with the initial employment of an individual, eighty-five (85%) percent of the fair market value of such share on the date of grant. The price per share for Common Stock on the exercise of any option that is an incentive stock option shall not be less than the fair market value of such share on the date of grant, or in the case of an incentive stock option granted to an individual who owns more than ten (10%) percent of the outstanding Common Stock of the Corporation on the date of grant, shall not be less than one hundred ten (110%) percent of the fair market value of such share on the date of grant. Incentive stock options granted under the 1997 Plan may not be first exercisable in a calendar year for stock having a fair market value determined as of the date of issuance exceeding $100,000.

     STOCK AWARDS

     The 1997 Plan provides that the Committee may issue restricted stock to eligible individuals under the 1997 Plan and in connection with such Award prescribe that a participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be otherwise determined by the Committee. For the fiscal year 1997, the 1997 Plan provides that the Committee shall be authorized to issue Stock Awards with respect to up to 215,000 shares in the aggregate to selected executives of the Corporation on the following terms and conditions: (i) the Stock Awards will be granted at a price per share equal to $10 per share; and
(ii) the purchase price will be paid by the selected participants through delivery of a five year promissory note executed in favor of the Corporation by each recipient, which shall earn interest payable quarterly, at a fixed rate equal to seven (7%) percent per annum. The purchased shares will be pledged to the Corporation to secure payment of the promissory note, which shall be non-recourse to the maker. Principal payments on the note will be two (2%) percent per year. The Corporation shall forgive the promissory notes issued in exchange for the shares of Common Stock (i) in increments of eighteen (18%) percent of the principal amount per annum for each year that the maker remains employed by the Corporation, and (ii) upon the death, disability, or resignation of the purchaser (except for a voluntary resignation). Prior to their forfeiture (in accordance with the applicable agreement and while shares of Common Stock granted pursuant to the Stock Award may be forfeited or are non-transferable), a participant will have all rights of a stockholder with respect to the Stock Award, including the right to receive dividends and vote the shares.

     PERFORMANCE SHARE AWARDS

     The 1997 Plan provides for the issuance of Performance Shares to eligible participants under the 1997 Plan. The Committee, on the date of grant of the award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the participant will be entitled to receive payment pursuant to the award of Performance Shares only upon the satisfaction of certain requirements or the attainment of certain objectives. In the discretion of the Committee, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. No participant shall, as a result of receiving an award of Performance Shares, have any rights as a stockholder until and to the extent that the award of Performance Shares is earned and settled by the issuance of Common Stock.

     INCENTIVE AWARDS

     The 1997 Plan provides that the Committee may issue Incentive Awards in the form of cash to participants. The terms and conditions of all Incentive Awards are determined exclusively by the Committee; provided, however, that no participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) one hundred (100%) percent of the participant's base salary (prior to salary reduction or deferral elections) as of the date of grant of the Incentive Award or (ii) $250,000. No participant, as a result of receiving an Incentive Award, will have any rights as a stockholder of the Corporation.

ELIGIBILITY

     Awards may be granted under the 1997 Plan to any employee of the Corporation or an Affiliate of the Corporation, as defined in the 1997 plan, or any person whose efforts contribute to the performance or success of the Corporation or an Affiliate. Directors of the Corporation who are not employees of the Corporation or an Affiliate may also be selected to participate in the 1997 Plan. The Committee in its sole discretion as outlined in the 1997 Plan, determines which eligible individuals will receive Awards under the 1997 Plan.

     The approximate number of individuals who are eligible to receive awards under the 1997 Plan as employees or directors is six (6). No individual may receive awards for more than 90,000 shares of Common Stock in calendar year 1997 and thereafter no individual may be granted Awards in any calendar year covering more than 200,000 shares of Common Stock. In addition, no more than 2,500,000 shares of Common Stock during the term of the 1997 Plan may be issued in receipt of incentive stock options.

STOCK SUBJECT TO THE PLAN

     THE total number of shares of Common Stock that may be issued under the 1997 Plan in calendar year 1997 is (i) 105,000 shares; or (ii) 215,000 shares if the total number of shares of the corporation outstanding during 1997 increases by 500,000 shares or more from the number of shares outstanding as of January 1, 1997. Thereafter, the maximum aggregate number of shares of Common Stock that may be issued under the 1997 Plan shall be equal to (i) the maximum number of shares issuable in calendar year 1997 (as determined by the preceding sentence) reduced by the number of shares subject to Awards made in 1997 which have not lapsed plus (ii) provided the number of shares outstanding has increased by 1,000,000 shares or more from the number of shares outstanding as of January 1, 1997 other than (x) as a result of an event described in Article X of the 1997 Plan (relating to a recapitalization, stock split or similar event) which resulted in an adjustment to the number of shares available under the Plan or (y) as a result of the issuance of shares of Class A Common Stock or Class B Common Stock pursuant to the exercise or conversion of warrants issued and outstanding as of March 13, 1997 (such an increase being referred to as an "Excluded Increase"), the amount determined as follows: if the number of outstanding shares of Common Stock has increased since the immediately preceding January 1 other than as a result of an Excluded Increase an amount equal to the sum of (A) seven (7%) percent of the difference between the number of shares outstanding as of the immediately preceding January 1 (as such number may have been adjusted by Article X of the 1997 Plan relating to a recapitalization, stock split or similar event) and the number of shares outstanding as of the current January 1 (the "Share Increase Amount"), up to a maximum difference of 3,000,000 shares, plus (B) five (5%) percent of the amount of shares represented by the Share Increase Amount in excess of 3,000,000 shares.

     The maximum share figures are subject to adjustment upon the occurrence of a recapitalization, stock split or similar event. See Article X "Adjustment Upon Change in Common Stock" of 1997 Plan.

TERMINATION OF AWARDS

     OPTIONS

     The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is an incentive option may be exercisable after the expiration of ten years from the date of grant of such Option. In the case of an incentive stock option that is granted to a participant who owns more than ten (10%) percent of the outstanding Common Stock of the Corporation on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant.

     STOCK AWARDS

     The Committee, on the date of grant, may prescribe that a participant's rights in a Stock Award will be (i) forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the applicable agreement with such participant; or (ii) vested immediately upon grant.

     PERFORMANCE SHARE AWARDS

     The Committee, on the date of grant, may prescribe that Performance Shares, or any portion thereof, will be earned, and the participant will be entitled to receive payment pursuant to the award of Performance Shares only upon the satisfaction of certain requirements or the attainment of certain objectives.

ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The 1997 Plan provides that the number of shares as to which Options, Stock Awards and Performance Shares may be granted under the 1997 Plan, the terms of any outstanding Stock Awards, Options, Performance Share Awards and Incentive Awards, and the per individual limitations on the number of shares for which Options, Stock Awards and Performance Shares may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that there is an increase or reduction in the number of shares of Common Stock, or any change (including, but, not limited to, a change in value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Corporation by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, subdivision or consolidation of shares, extraordinary dividend, change in corporate structure or otherwise.

TAX CONSEQUENCES

     An individual who receives an Award of restricted stock is taxed at the time that the Award is no longer subject to a substantial risk of forfeiture or becomes transferable, whichever occurs first. At such time, he will include in gross income the excess of the then fair market value of the restricted stock over the amount, if any, paid for such stock. However, the individual may elect to include the fair market value of restricted stock (determined without regard to any restriction, other than a restriction which by its terms will never lapse) in his gross income for the taxable year in which he first receives such stock by filing an election with the IRS under Section 83(b) of the Code within 30 days after such receipt. The Corporation shall receive a deduction from income in the same tax year that the individual recognizes tax on the restricted stock that is in the same amount as the amount on which such individual is taxed.

     An individual who receives a non-statutory stock option generally will be taxed at the time that he exercises the non-statutory option. At such time, he will include in gross income the difference between the exercise price and the fair market value of the stock at the time of exercise. The Corporation shall receive a deduction from income in the same tax year that the individual recognizes tax on exercise of the non-statutory option that is in the same amount as the amount on which such individual is taxed.

     An individual who receives an incentive stock option shall not be taxed at the time of receipt or exercise of the incentive stock option. The amount subject to taxation is amount of gain recognized upon the disposition of the stock purchased with the incentive option, provided the statutory holding period is satisfied. The Corporation receives no deduction from income in connection with the Award of an incentive option.

     An individual who receives an Incentive Award will be taxed at the time of receipt and the Corporation will receive a corresponding deduction from income.

AMENDMENTS

     The Board of Directors or the Committee may at any time alter, amend, revise, suspend or discontinue the 1997 Plan, provided that such action shall not adversely affect Awards previously granted under the 1997 Plan. No amendment may become effective until shareholder approval is obtained if such approval is required under the rules of the stock exchange on which the Corporation's shares are then listed or under Section 422 of the Internal Revenue Code with respect to incentive stock options.

REGISTRATION

     The Corporation anticipates registering the shares issuable pursuant to Awards made under the 1997 Plan with the Securities and Exchange Commission during 1997.

         THE BOARD OF DIRECTORS UNAMINOUSLY RECOMMENDS A VOTE FOR
                        THE APPROVAL OF THE 1997 PLAN.

                             CERTAIN TRANSACTIONS

TERMINATION AND AMENDMENT OF CERTAIN AGREEMENTS

     Effective January 31, 1997, the Corporation terminated the Advisory Agreement dated effective as of April 22, 1996, by and between the Corporation and Host Funding Advisors, Inc. ("Host Advisors"), as amended by the First Amendment to Advisory Agreement between the parties dated effective as of June 12, 1996 (as amended, the "Advisory Agreement"). The purpose and effect of the termination of the Advisory Agreement was to eliminate the status of the Corporation as an externally advised real estate investment trust and thereby become self-administered and advised as of the date of termination. Pursuant to the termination of the Advisory Agreement, the Corporation entered into Employment Agreements with William M. Birdsall, Michael S. McNulty and Bona K. Allen. See "Employment Agreements and Other Compensation Arrangements".

     Also, effective as of January 31, 1997, the Corporation amended the Post Formation Acquisition Agreement dated effective as of April 22, 1996 by and between the Corporation and HMR Capital, L.L.C. (f/k/a Host Acquisition Group, L.L.C.) ("HMR Capital"), as amended by the First Amendment to Post-Formation Acquisition Agreement between the parties dated effective as of June 12, 1996, by entering into an Amended and Restated Post-Acquisition Agreement dated effective as of February 3, 1997 (the "Acquisition Agreement"). The purpose and effect of the restatement and amendment was to
(i) redefine the role and compensation of HMR Capital as a non-exclusive representative for property acquisitions by the Corporation; (ii) provide the Corporation with the opportunity to seek and analyze a wider range of hotel property acquisitions on an internal basis; and (iii) provide for the termination by the Corporation of the Acquisition Agreement upon thirty (30) days prior written notice.

ISSUANCE OF WARRANTS

     In consideration for the termination of the Advisory Agreement and the restatement and amendment of the Acquisition Agreement, as described above, the Corporation paid Host Advisors $30,000 in cash and issued Series A Warrants and Series B Warrants to HMR Capital to purchase a total of 450,000 shares of the Class A Common Stock of the Corporation (divided 225,000 shares to the Series A Warrants and 225,000 shares to the Series B Warrants). The Series A Warrants have an expiration date of February 2, 2000 with a strike price of $9.90 per share. The Series B Warrants have an expiration date of February 2, 2001 with a strike price of $10.80 per share. The Warrants are subject to price adjustments upon the occurrence of certain events, including, without limitation, stock splits, mergers, reclassifications of stock, sale of assets and dividends in the form of stock. The Series B Warrants are subject to an additional price adjustment upon the successful completion by the Corporation of a public offering in which the net proceeds to the Corporation are not less than $50,000,000. Upon the consummation of such an offering, the exercise price of the Series B Warrants is adjusted to be equal to the greater of (i) 110% of the public per share offering price on the effective date of the public offering or (ii) the per share exercise price on the date immediately preceding the effective date of the public offering. The Series B Warrants are not exercisable during the period of time commencing ten (10) business days after the Corporation gives written notice to the holder of the Series B Warrants that within twenty-four (24) months after the date of issuance of the Warrant, the Corporation intends to file an application with the Securities and Exchange Commission to register and sell common stock of the Corporation pursuant to an underwritten public offering with net proceeds to the Corporation of not less than $50,000,000 and ending on the earlier to occur of sixty (60) days after the effective date of such public offering or twenty-four (24) months after the date of issuance of the Warrants (the "Registration Period").

     The holders of the Warrants are also entitled to certain limited registration rights. The Series A Warrants provide that the Corporation will prepare and file a Form S-3 Shelf Registration Statement covering all of the shares issuable upon exercise of the Series A Warrants within ninety (90) days following the effective date of a public offering of the Corporation's common stock in which the net proceeds to the Corporation are not less than $20,000,000. The Series B Warrants provide that the Corporation will prepare and file a Form S-3 Shelf Registration Statement covering all of the shares issuable upon exercise of the Series B Warrants following the earlier to occur of (i) the effective date of a public offering of the Corporation's common stock in which the net proceeds to the Corporation are not less than $50,000,000 and (ii) the effective date of a public offering of the Company's common stock after the expiration of the Registration Period (described above) in which the net proceeds to the Corporation are not less than $20,000,000. Upon the filing of a Shelf Registration Statement relating to either of the Warrant series, the Corporation is required to keep the Shelf Registration Statement effective for a period ending on the earlier to occur of two years after the effective date of the Shelf Registration Statement or the expiration date of the Warrant.

     Immediately upon issuance of the Warrants to HMR Capital, HMR Capital issued (i) 102,908 Series A Warrants and 77,908 Series B Warrants to Ian Gardner-Smith, who previously served as a director and officer of CrossHost, Inc., a wholly-owned subsidiary of the Corporation; (ii) 11,959 Series A Warrants and 11,959 Series B Warrants to Donegal Partners, Ltd., a family limited partnership of which Michael S. McNulty, the President and a Director of the Corporation, serves as General Partner; (iii) 11,960 Series A Warrants and 11,960 Series B Warrants to Blacor, Inc., a corporation of which Mr. McNulty serves as President, but maintains no equity interest; and (iv) 30,083 Series A Warrants and 30,083 Series B Warrants to Mark Grosvenor, a beneficial owner of more than 5% of the outstanding Common Stock of the Corporation.

ACQUISITION FEES ON FLAGSTAFF PROPERTY

     The Corporation through Host Ventures, Inc., a wholly-owned subsidiary, recently acquired a Super 8 Hotel located in Flagstaff, Arizona (the "Flagstaff Super 8"). The Flagstaff Super 8 was acquired pursuant to the terms of that certain Restated and Amended Post-Formation Acquisition Agreement dated February 3, 1997 (the "Acquisition Agreement") by and between the Corporation and HMR Capital, L.L.C. (f/k/a Host Acquisition Group, L.L.C.)

("HMR Capital"). Pursuant to the terms of the Acquisition Agreement, HMR Capital is entitled to receive an acquisition fee of up to 6%, but not less than 2% of the gross purchase price of the property. The acquisition fee is payable in cash or at the option of the Corporation in the Class A Common Stock of the Corporation. The Corporation and HMR Capital agreed that the acquisition fee earned by HMR Capital relating to the Flagstaff Super 8 was 16,000 shares of the Class A Common Stock of the Corporation valued at $10 per share and payable on or before April 30, 1997. The shares of Class A Common Stock of the Corporation received by HMR Capital in payment of the acquisition fee will be deemed restricted securities under the Securities Act of 1933 and subject to the resale provisions of Rule 144 promulgated under the Act. The acquisition fee (based upon a value of $10 per share) represents approximately 3.1% of the gross purchase price of the Flagstaff Property which totaled $5,125,000 excluding closing expenses. HMR Capital is an affiliate of Mr. Michael S. McNulty, a Director and President of the Corporation, based upon Mr. McNulty's ownership or control of 11.64% of the membership units in HMR Capital. HMR Capital has redeemed all of Mr. McNulty's ownership interest in HMR Capital effective as of February 1, 1997.

     Hotel Mortgage Resources Corp. ("Hotel Resources") received a loan origination fee of $84,907 relating to the financing provided by First Boston for acquisition of the Flagstaff Super 8. Mr. McNulty was an employee of HMR Capital, the parent company of Hotel Resources, during the calendar year 1996 and received a gross annual salary of $60,000. Mr. McNulty terminated his employment relationship with HMR Capital effective January 1, 1997.

     The total fees received by HMR and Hotel Resources represent approximately 4.7% of the gross purchase price of the Flagstaff Super 8.

ACQUISITION FEES ON SLEEP INN PROPERTIES

     In September 1996, the Corporation acquired four Sleep Inn Hotel properties located in Sarasota, Tallahassee and Destin, Florida and Ocean Springs, Mississippi (the "Acquired Properties"). The Acquired Properties were acquired pursuant to the terms of that certain Post-Formation Acquisition Agreement dated April 22, 1996, as amended by that certain First Amendment to Post-Formation Acquisition Agreement dated June 12, 1996 (as amended, the "Prior Acquisition Agreement"), by and between the Corporation and HMR Capital, L.L.C. (f\k\a Host Acquisition Group, L.L.C.) ("HMR Capital"). At the time of such acquisition, HMR Capital was an affiliate of Mr. Michael S. McNulty, a Director and President of the Corporation, and Mr. Ian Gardner-Smith, a director and officer of CrossHost, Inc., a wholly-owned subsidiary of the Corporation.

     Pursuant to the terms of the Prior Acquisition Agreement, HMR Capital was entitled to receive an acquisition fee of up to 6% of the gross purchase price of the Acquired Properties plus reimbursement of certain expenses. The acquisition fee was payable in cash or at the option of the Corporation in the Class A Common Stock of the Corporation. The Corporation and HMR Capital agreed that the acquisition fee earned by HMR Capital relating to the Acquired Properties was 42,000 shares of the Class A Common Stock of the Corporation valued at $10 per share and payable on September 19, 1996. The shares of Class A Common Stock received by HMR Capital in payment of the acquisition fee are restricted securities under the Securities Act of 1933 and subject to the resale provisions of Rule 144 promulgated under the Act. The acquisition fee (based upon a value of $10 per share) represented approximately 3.2% of the gross purchase price plus expenses of the Acquired Properties.

     Hotel Mortgage Resources, Inc. ("Hotel Resources"), an affiliate of Mr. Ian Gardner-Smith, also received a loan origination fee of $232,500 plus reimbursement of expenses of approximately $20,000. At the time of the acquisition, Mr. Michael S. McNulty was an employee of HMR Capital, the parent company of Hotel Resources. The total fees received by affiliates relating to the acquisition of the Acquired Properties represented approximately 5.1% of the gross purchase price of the Acquired Properties.

RELATED PARTY NOTES RECEIVABLE

     On April 1, 1995, the Corporation and All American Group, Ltd., a Delaware limited partnership ("AAG"), entered into a Contribution and Assumption Agreement (the "Contribution and Assumption Agreement") pursuant to which AAG transferred, assigned and conveyed to the Corporation all of the real property, including land and personal property and loan commitment fees, and the Corporation agreed to assume, stock issuance costs and all real property debt, at cost, of the four (4) Super 8 motels owned by the Corporation and located in Somerset, Kentucky; Miner, Missouri; Poplar
Bluff, Missouri; and Rock Falls, Illinois (the "Transferred Properties"). In addition, AAG contributed a note receivable in the amount of $1,805,675 to the Corporation (the "Related Party Note"). The Related Party Note is due from Guy and Dorothy Hatfield and their two children, sole limited partners, and All American Group, Inc. ("AAG, Inc."), sole general partner of AAG. Mr. Hatfield is a director of the Corporation and beneficial owner of more than 10% of the outstanding Common Stock of the Corporation. The Related Party Note bears interest at the rate of 12%, payable quarterly with all outstanding principal and accrued interest being due and payable on March 31, 2000. The Related Party Note was originally secured by second lien deeds of trust on the Transferred Properties. In September 1995, the Related Party Note was amended to release the Transferred Properties as collateral for the Related Party Note in exchange for delivery to the Corporation of an unconditional guarantee of the Related Party Note by Mr. Hatfield and his wife. In addition, AAG entered into a Stock Pledge Agreement with the Corporation pursuant to which AAG pledged 180,780 shares of the Common Stock of the Corporation as further security for the Related Party Note.

     Simultaneously, with the execution of the Related Party Note, the Corporation entered into a consulting agreement (the "Related Party Consulting Agreement") with AAG to provide advisory, accounting and other consulting services to the Corporation for a monthly fee of $60,000 plus annual additional compensation as mutually agreed upon. The Related Party Consulting Agreement was cancelled on April 22, 1996 (the date the Corporation became a publicly traded company) with the outstanding accrued consulting fees owed by the Corporation being offset against interest due under the Related Party Note.

     On April 22, 1996, the Corporation sold to each of Donald W. Cockroft, William M. Birdsall and Charles R. Dunn, directors of the Corporation, 10,000 shares of the Class A Common Stock of the Corporation at a price per share equal to $10 per share. Each director paid the purchase price for such shares by the execution and delivery of a five year promissory note to the Corporation bearing interest, payable quarterly, at a fixed rate equal to 7% per annum. The shares of Common Stock purchased by each director were pledged to the Corporation to collateralize payment of their respective promissory notes. The promissory notes are non-recourse to the maker, except for 10% of the outstanding principal. The Corporation has agreed to forgive the promissory notes in increments of 18% of the principal amount per annum for each year that the maker remains a director of the Corporation.

CONVERSION OF CLASS C COMMON STOCK

     On January 31, 1997, Guy E. Hatfield, a director of the Corporation, converted his ownership of 140,000 shares of the Class C Common Stock of the Corporation to Class A Common Stock on a one-for-one basis. The conversion was consummated pursuant to the terms of the Class C Common Stock and represented all of the issued and outstanding shares of Class C Common Stock. No shares of Class C Common Stock remain issued and outstanding.

                 RELATIONSHIP WITH INDEPENDENT AUDITORS

     Effective April 24, 1996, William H. Ling resigned as the Corporation's independent accountants and the Corporation engaged Coopers & Lybrand, L.L.P., as the independent accounting firm responsible for auditing the Corporation's consolidated financial statements for the year ended December 31, 1996. Representatives of Coopers & Lybrand, L.L.P, are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer questions. Coopers & Lybrand, L.L.P served as the Corporation's independent public accountants for the year ended December 31, 1996. The Board of Directors, on recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand, L.L.P as the Corporation's independent accountants for the year ending December 31, 1997.

                           STOCKHOLDER PROPOSALS

     Any stockholder proposal to be presented for action at the next meeting of stockholders pursuant to the provisions of Rule 14a-8, under the Securities Exchange Act of 1934, must be received at the Corporation's principal executive offices no later than January 15, 1998, for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting.

                               MISCELLANEOUS

     The Board of Directors knows of no other matters which are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote on such matters in accordance with their best judgment.

     The solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost thereof will be borne by the Corporation. The Corporation will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock of the Corporation. In addition, officers and employees of the Corporation (none of whom will receive any compensation therefore in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by facsimile transmission, telexes, personal interviews, or telephone.

                              ANNUAL REPORT

     The Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 1996, is being sent to each stockholder. The Corporation will provide, without charge, a copy of the corporation's Annual Report on Form 10-K for 1996, as amended, upon written request directed to: Host Funding, Inc., 6116 N. Central Expressway, Suite 1313, Dallas, Texas 75206
Attn: Bona K. Allen, Secretary.

         PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY

                                       By Order of the Board of Directors



                                       Bona K. Allen
                                       Secretary

DATED: April 29, 1997
Dallas, Texas

                                     EXHIBIT A



                                  HOST FUNDING, INC.
                                 1997 INCENTIVE PLAN

                                  TABLE OF CONTENTS
                                  -----------------

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1  Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2  Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.3  Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.4  Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.5  Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.6  Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.7  Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.8  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.9  Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.10  Fair Market Value. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.11  Family Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.12  Incentive Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.13  Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.14  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.15  Performance Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.16  Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.17  Stock Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.18  Ten Percent Shareholder. . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II PURPOSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE III ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE IV ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE V STOCK SUBJECT TO PLAN. . . . . . . . . . . . . . . . . . . . . . . . . .  4

    5.1  Shares Issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    5.2  Aggregate Limits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    5.3  Reallocation of Shares. . . . . . . . . . . . . . . . . . . . . . . . . .  5



ARTICLE VI OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

    6.1  Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    6.2  Option Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    6.3  Maximum Option Period . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    6.4  Nontransferability. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    6.5  Transferable Options. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    6.6  Employee Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    6.7  Exercise. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.8  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.9  Shareholder Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.10  Disposition of Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE VII STOCK AWARDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

    7.1  Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    7.2  Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    7.3  Performance Objectives. . . . . . . . . . . . . . . . . . . . . . . . . .  8
    7.4  Employee Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    7.5  Shareholder Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    7.6  1997 Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE VIII PERFORMANCE SHARE AWARDS. . . . . . . . . . . . . . . . . . . . . . .  9

    8.1  Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    8.2  Earning the Award . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    8.3  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    8.4  Shareholder Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    8.5  Nontransferability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    8.6  Transferable Performance Shares . . . . . . . . . . . . . . . . . . . . . 10
    8.7  Employee Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10



                                      ii


ARTICLE IX INCENTIVE AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    9.1  Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    9.2  Terms and Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    9.3  Nontransferability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    9.4  Employee Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    9.5  Shareholder Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK . . . . . . . . . . . . . . . . . 12

ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES; GOVERNING LAW. . 13

ARTICLE XII GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 13

    12.1  Effect on Employment and Service . . . . . . . . . . . . . . . . . . . . 13
    12.2  Unfunded Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    12.3  Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE XIII AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE XIV DURATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE XV EFFECTIVE DATE OF PLAN. . . . . . . . . . . . . . . . . . . . . . . . . 14

                                   ARTICLE I
                                  DEFINITIONS

         1.1 AFFILIATE means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

         1.2 AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares or an Option or Incentive Award granted to such Participant.

         1.3 AWARD means any of a Stock Award, award of Performance Shares, an Option or Incentive Award granted pursuant to the Plan.

         1.4  BOARD means the Board of Directors of the Company.

         1.5 CODE means the Internal Revenue Code of 1986, and any amendments thereto.

         1.6 COMMITTEE means the Compensation Committee of the Board or a subcommittee thereof comprised of at least two (2) directors each of whom is a non-employee director within the meaning of Securities and Exchange Commission Rule 16b-3. References to the Committee shall include any delegate appointed in accordance with Article III of this Plan.

         1.7 COMMON STOCK means the common stock, $0.01 par value, of the Company.

         1.8  COMPANY means Host Funding, Inc. a Maryland corporation.

         1.9 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended and as in effect on the effective date of this Plan.

         1.10 FAIR MARKET VALUE means, on any given date, the current fair market value of the shares of Common Stock as determined below:

         If the Common Stock is not listed on an established stock exchange, the Fair Market Value shall be the average of the final bid and asked quotations on the over-the-counter market in which the Common Stock is traded or, if applicable, the reported "closing" price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed on one or more established stock exchanges, Fair Market Value shall be deemed to be the highest closing price of a share of Common Stock reported on any such exchange. In any case, if no sale of Common Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale.
If the Common Stock is not traded, Fair Market Value shall be determined by the Board using any reasonable method in good faith.

         1.11 FAMILY MEMBERS means with respect to a Participant, the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners.

         1.12 INCENTIVE AWARD means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

         1.13 OPTION means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

         1.14 PARTICIPANT means an employee of the Company or an Affiliate, including an employee who is a member of the Board, or an individual whose efforts contribute to the performance or success of the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Committee to receive a Stock Award, an Option, an Incentive Award, an award of Performance Shares or a combination thereof.

         1.15 PERFORMANCE SHARES means an award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

         1.16  PLAN means the Host Funding, Inc. 1997 Incentive Plan.

         1.17  STOCK AWARD means Common Stock awarded to a Participant under
Article VIII.

         1.18 TEN PERCENT SHAREHOLDER means any individual owning more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                  ARTICLE II
                                   PURPOSES

         The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of Stock Awards, Performance Shares and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                 ARTICLE III
                                ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have authority to grant Stock Awards, Performance Shares, Incentive Awards and Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award, Incentive Award or Performance Shares. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or Performance Shares may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. Neither the Committee nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

         The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act; provided, however, the Committee shall not delegate its authority (i) to appoint delegates or its authority to amend or revoke any delegation, (ii) under Articles X and XI hereof and (iii) to accelerate the exercisability of Options, the transferability of Stock Awards or the time at which Incentive Awards or awards of Performance Shares may be settled. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                  ARTICLE IV
                                 ELIGIBILITY

         Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) or a person whose efforts contribute to the performance or success of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company who are not employees of the Company or an Affiliate may be selected to participate in this Plan.

                                   ARTICLE V
                            STOCK SUBJECT TO PLAN

         5.1 SHARES ISSUED. Upon the award of shares of Common Stock pursuant to a Stock Award or the settlement of a Performance Share award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.
Upon the exercise of an Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

         5.2  AGGREGATE LIMITS.

              (a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan in calendar year 1997 is (i) 105,000 shares or (ii) 215,000 if the number of shares outstanding during 1997 increases by 500,000 shares or more from the number of shares outstanding as of January 1, 1997.

              (b) Thereafter, the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be equal to (i) the number of shares determined under paragraph (a) reduced by the number of shares subject to Awards made in 1997 which have not lapsed plus (ii) provided the number of shares outstanding has increased by 1,000,000 shares or more from the number of shares outstanding as of January 1, 1997 other than (x) as a result of an event described in
         Article X which resulted in an adjustment to the number of shares available under the Plan or (y) as a result of the issuance of shares of Class A Common Stock or Class B Common Stock pursuant to the exercise or conversion of warrants issued and outstanding as of March 13, 1997 (such an increase being referred to as an "Excluded Increase"), the amount determined as follows: if the number of outstanding shares of Common Stock has increased since the immediately preceding January 1 other than as a result of an Excluded Increase an amount equal to the sum of (A) seven (7%) percent of the difference between the number of shares outstanding as of the immediately preceding January 1 (as such number may have been adjusted by Article X) and the number of shares outstanding as of the current January 1 (the "Share Increase Amount"), up to a maximum difference of 3,000,000 shares, plus (B) five (5%) percent of the amount of shares represented by the Share Increase Amount in excess of 3,000,000 shares.

              (c) The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

              (d) No individual may be granted Awards in calendar year 1997 covering more than 90,000 shares of Common Stock and thereafter, no individual may be granted Awards in any calendar year covering more than 200,000 shares of Common Stock. Notwithstanding the foregoing, any of the authorized shares may be used in respect of any of the types of Awards described in this Plan, except that no more than 2,500,000 shares during the term may be issued in respect of incentive stock options.

         5.3 REALLOCATION OF SHARES. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, Stock Awards and Performance Share awards to be granted under this Plan. If an award of Performance Shares or a Stock Award is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Performance Share award or Stock Award or portion thereof may be reallocated to other Options and Stock Awards and Performance Share awards to be granted under this Plan.

                                  ARTICLE VI
                                   OPTIONS

         6.1 AWARD. In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

         6.2 OPTION PRICE. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date of grant or, with respect to Options granted in connection with the initial employment of an individual, eighty-five (85%) percent of the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted or, in the case of an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten (110%) percent of the Fair Market Value on the date the Option is granted.

         6.3 MAXIMUM OPTION PERIOD. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

         6.4 NONTRANSFERABILITY. Except as provided in Section 6.5, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         6.5 TRANSFERABLE OPTIONS. Section 6.4 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's Family Members; provided, however, that the Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.

         6.6 EMPLOYEE STATUS. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons, shall not be deemed interruptions of continuous employment.

         6.7 EXERCISE. Subject to the provisions of this Plan and the applicable Agreement, an Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an option is granted) exceeding $100,000. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires in accordance with Section 6.3 hereof. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

         6.8 PAYMENT. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

         6.9 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

         6.10 DISPOSITION OF STOCK. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs:

              (i)  within two years of the grant of an Option or

              (ii) within one year of the issuance of the Common Stock to the
                   Participant.

Such notice shall be in writing and directed to the Secretary of the Company.

                                  ARTICLE VII

                                 STOCK AWARDS

         7.1 AWARD. In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

         7.2 VESTING. The Committee, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

         7.3 PERFORMANCE OBJECTIVES. In accordance with Section 7.2, the Committee may prescribe that Stock Awards will be vested immediately upon grant or will become vested or transferable or both based on objectives stated with respect to the Company's, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, funds from operations or Fair Market Value. If the Committee, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

         7.4  EMPLOYEE STATUS.  In the event that the terms of any Stock
Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

         7.5 SHAREHOLDER RIGHTS. Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

         7.6 1997 GRANTS. Subject to the availability of shares as provided in Section 5.2, the Committee shall be authorized to issue Stock Awards with respect to up to 215,000 shares in the aggregate to selected executives of the Company on the following terms and conditions: The Stock Awards will be granted at a price per share equal to $10 per share. The purchase price will be paid by the selected participants through delivery of a five year promissory note executed in favor of the Company by each purchaser, which shall earn interest, payable quarterly, at a fixed rate equal to seven (7%) percent per annum. The purchased shares will be pledged to the Company to secure payment of the promissory note, which shall be non-recourse to the maker. Principal payments on the note will be two (2%) percent per year. The Company shall forgive the promissory notes issued in exchange for the shares of Common Stock (i) in increments of eighteen (18%) percent of the principal amount per annum for each year that the maker remains employed by the Company, and (ii) upon the death, disability, or resignation of the purchaser (except for a voluntary resignation).

                                     ARTICLE VIII
                               PERFORMANCE SHARE AWARDS

         8.1 AWARD. In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards.

         8.2 EARNING THE AWARD. The Committee, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares only upon the satisfaction of certain requirements or the attainment of certain objectives. By way of example and not of limitation, the restrictions may provide that Performance Shares will be forfeited without payment if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term or unless the Company, an Affiliate or an operating unit achieves objectives stated with reference to the Company's, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, funds from operations or Fair Market Value. If the Committee, on the date of award, prescribes that no payments will be made with respect to Performance Shares unless performance objectives stated with respect to the foregoing criteria are attained, no such payment will be made unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.

         8.3 PAYMENT. In the discretion of the Committee, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

         8.4 SHAREHOLDER RIGHTS. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled by the issuance of Common Stock. After an award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

         8.5 NONTRANSFERABILITY. Except as provided in Section 8.6, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         8.6 TRANSFERABLE PERFORMANCE SHARES. Section 8.5 to the contrary notwithstanding, the Committee may grant Performance Shares which are transferable to a Participant's Family Members; provided no consideration is received for such transfer. The holder of Performance Shares transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant.

         8.7 EMPLOYEE STATUS. In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.


                                      ARTICLE IX
                                   INCENTIVE AWARDS

         9.1 AWARD. In accordance with the provisions of Article IV, the Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) one hundred (100%) percent of the Participant's base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award or (ii) $250,000.

         9.2 TERMS AND CONDITIONS. The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company, an Affiliate or an operating unit, during a performance period of at least one year, achieves objectives stated with respect to the Company's, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, funds from operations or Fair Market Value. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award. The Committee, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement. No payment shall be made under an Incentive Award except to the extent that the Committee certifies that the objectives governing such award have been achieved.

         9.3 NONTRANSFERABILITY. Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         9.4 EMPLOYEE STATUS. If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

         9.5 SHAREHOLDER RIGHTS. No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

                                      ARTICLE X
                        ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The maximum number of shares as to which Options, Stock Awards and Performance Shares may be granted under this Plan, the terms of outstanding Stock Awards, Options, Performance Share awards and Incentive Awards, and the per individual limitations on the number of shares for which Options, Stock Awards and Performance Shares may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that there is an increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, a change in value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, subdivision or consolidation of shares, extraordinary dividend, change in corporate structure or otherwise. Any determination made under this Article X by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, Stock Awards and Performance Shares may be granted, the per individual limitations on the number of shares for which Options, Stock Awards and Performance Shares may be granted or the terms of outstanding Stock Awards, Options, Incentive Awards or Performance Shares.

         The Committee may make Stock Awards and may grant Options, Incentive Awards and Performance Shares in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article X. Notwithstanding any provision of the Plan (other than the limitation of Section 5.2), the terms of such substituted Stock Awards, Option, Incentive Awards or Performance Share grants shall be as the Committee, in its discretion, determines is appropriate.

                                      ARTICLE XI
                               COMPLIANCE WITH LAW AND
                     APPROVAL OF REGULATORY BODIES; GOVERNING LAW

         No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an option is exercised or a Performance Share settled may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to conflicts of law principles.

                                     ARTICLE XII
                                  GENERAL PROVISIONS

         12.1 EFFECT ON EMPLOYMENT AND SERVICE. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

         12.2 UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         12.3 RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                     ARTICLE XIII
                                      AMENDMENT

         The Board may amend or terminate this Plan from time to time;
provided, however, that no amendment may become effective until shareholder approval is obtained if such approval is required under the rules of the stock exchange on which the Company's shares are listed or under Section 422 of the Code with respect to incentive stock options. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option, Incentive Award or Performance Share award outstanding at the time such amendment is made.

                                     ARTICLE XIV
                                   DURATION OF PLAN

         No Stock Award, Option, Incentive Award or Performance Share award may be granted under this Plan more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by stockholders in accordance with Article XV. Stock Awards, Options, Incentive Awards and Performance Share awards granted before that date shall remain valid in accordance with their terms.

                                      ARTICLE XV
                                EFFECTIVE DATE OF PLAN

         Options, Incentive Awards and Performance Share awards may be granted under this Plan upon its adoption by the Board, provided that no Option, Incentive Award or Performance Share award shall be effective or exercisable unless this Plan is approved by a majority of the votes entitled to be cast by the Company's stockholders, voting either in person or by proxy, at a duly held stockholders' meeting or by unanimous consent of the Company's stockholders. Stock Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by stockholders in accordance with the preceding sentence.

--------------------------------------------------------------------------------

                               HOST FUNDING, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Host Funding, Inc. (the "Company") to be held in the Skyline Ballroom on the 21st floor of the Doubletree Hotel at Campbell Centre, 8250 North Central Expressway, Dallas, Texas on Tuesday, May 21, 1997, at 10:00 AM Dallas time, and the Proxy Statement in connection therewith; and (2) appoints Bona K. Allen and John G. Rebensdorf, and each of them, for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of capital stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted as follows:


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                                ---------------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                ---------------

--------------------------------------------------------------------------------

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                       ANNUAL MEETING OF STOCKHOLDERS
                             HOST FUNDING, INC.

                                MAY 21, 1997



                                      |                                                   |
                                      V  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED  V
-----------------------------------------------------------------------------------------------------------------------------------
      PLEASE MARK YOUR       ---                                                                               |
A /X/ VOTES AS IN THIS      |                                                                                  |
      EXAMPLE USING         |                                                                                  |
      DARK INK ONLY.                                                                                            --------

                        FOR all nominees           WITHHOLD
                    listed at right (except    AUTHORITY to vote
                       as marked to the     for all nominees listed
                        contrary below)            at right
a) Election of                / /                     / /              NOMINEES:             b) Ratification and approval of the
   Officers                                                            Guy E. Hatfield          Company's 1997 Incentive Plan.
(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL        Michael S. McNulty
NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED               William M. Birdsall         FOR    AGAINST   ABSTAIN
BELOW.)                                                                Charles R. Dunn             / /      / /       / /
                                                                       Donald W. Cockrolt
---------------------------------------------------------------                              c) In the discretion of the proxies
                                                                                                on any other matter that may
                                                                                                properly come before the meeting
                                                                                                or any adjournment thereof.

                                                                                             THIS PROXY WILL BE VOTED AS SPECIFIED
                                                                                             ABOVE.  IF NO SPECIFICATION IS MADE,
                                                                                             THIS PROXY WILL BE VOTED FOR THE
                                                                                             MATTERS SPECIFICALLY REFERRED TO
                                                                                             ABOVE.

                                                                                                The undersigned hereby revokes any
                                                                                             proxy or proxies heretofore given to
                                                                                             vote upon or act with respect to such
                                                                                             stock and hereby ratifies and confirms
                                                                                             all that the proxies, their
                                                                                             substitutes, or any of them, may
                                                                                             lawfully do by virtue hereof.

                                                                                             THIS PROXY IS SOLICITED ON BEHALF
                                                                                             OF THE BOARD OF DIRECTORS OF THE
                                                                                             COMPANY.





Signature ____________________________________  Signature (if held jointly) __________________________  Date ____________________
NOTE: Please date this proxy and sign your name exactly as it appears herein.  When there is more than one owner, each should sign.
      When signing as an attorney, administrator, guarantor, guardian or trustee, please add your title as such.  If executed by a corporation, the proxy should be signed by a duly authorized officer.  Please date, sign and mail the proxy card in the enclosed envelope.  No postage is required.

-----------------------------------------------------------------------------------------------------------------------------------